Exhibit 10.11
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                             NAPTAU GOLD CORPORATION
              a Delaware Corporation, having its registered offices at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington,
                        New Castle County, Delaware 19801


April 30, 1996

J.J. McIntyre
c/o 2700 700 W. Georgia St.
Vancouver, B.C.
V5Y 2B1

Dear Sir:

Re: Satisfaction of Debt with Stock

Naptau Gold Corporation is presently indebted to you in the principal sum $50,848.50 (the "Debt") as a result of advances made by you to the company prior to December 31, 1995, as verified and vouched for in the audited statements of the company.

Please confirm by your signature below, that you have agreed to convert $48,000.00 of the Debt into 20,000 common shares of Naptau Gold Corporation at a deemed price of $2.40 per share in complete satisfaction of that portion of the Debt.

Upon receipt of a copy of this letter executed by you we will arrange for 20,000 common shares of Naptau Gold Corporation to be issued to you. Please be advised that the said shares will be registered under the Securities Laws of the United States.

Yours very truly,
NAPTAU GOLD CORPORATION


per: E.D. Renyk, President

ACCEPTED AND AGREED TO AS OF THE 30TH DAY OF APRIL, 1996.


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J.J. McIntyre